Exhibit 10.40

I.C. ISAACS & COMPANY, INC. AMENDED AND RESTATED <?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
OMNIBUS STOCK PLAN
NONSTATUTORY STOCK OPTION GRANT AGREEMENT
This Grant Agreement (the “Agreement”) is entered into on August 1, 2005, by and between I.C. ISAACS & COMPANY, INC., a Delaware corporation (the “Corporation”), and Jesse de la Rama (“Optionee”).
WHEREAS, the Corporation’s wholly owned subsidiary, I.C. Isaacs & Company LP (the “Company”), has entered into an amendment  (the “Amendment”) dated August 1, 2005  (the “Grant Date”) to the employment agreement dated as of the 1st day of March 2004 with the Optionee (the “Employment Agreement”); and
WHEREAS, pursuant to the I.C. Isaacs & Company, Inc. Amended and Restated Omnibus Stock Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Corporation determined, at a meeting held on the February 10, 2005 (the “Grant Date”), to grant an option to the Optionee, subject to the provisions of the Plan and this Agreement, to purchase 75,000 shares of the Common Stock, par value of $.0001 per share, of the Corporation (the “Common Stock”) at the exercise price in effect under the Plan for the Grant Date,
NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein, the Corporation and Optionee agree as follows:
ARTICLE 1
GRANT OF OPTION
Section 1.1  Grant of Option.  The Corporation hereby grants to Optionee, pursuant to the provisions of the Plan, a non-qualified stock option to purchase from the Corporation, at a price of $6.00 per share (the “Exercise Price”), up to 75,000 shares of Common Stock, subject to the provisions of this Agreement (the “Option”).  The Option shall expire at 5:00 p.m. Eastern Time on the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier pursuant to this Agreement.  Unless stated otherwise herein, capitalized terms in this Agreement shall have the meaning set forth in the Plan.
ARTICLE 2
VESTING
Section 2.1  Vesting Schedule.  Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the Optionee’s right to purchase Common Stock pursuant to this Option shall vest ratably on the first, second and third anniversaries of the Grant Date, provided that he shall be an active employee of the Company on each of such dates.
Section 2.2  Acceleration of Vesting.  Unless the Option has earlier terminated pursuant to the provisions of this Agreement, vesting of the Option granted to Optionee hereunder shall be accelerated so that the unvested portion of the Option shall become 100% vested in Optionee upon the earliest to occur of: (i) Optionee’s termination of employment or consulting relationship due to Disability, as defined in Article 4 hereunder; (ii) termination of Optionee’s employment or consulting relationship with the Corporation as a result of Optionee’s death; or (iii) a Change of Control that occurs while Optionee is employed by or in a consulting relationship with the Corporation or an Affiliate.  For purposes of this Agreement, the term “Change of Control” shall have the meaning ascribed to such term in the Amendment.
ARTICLE 3
EXERCISE OF OPTION
Section 3.1  Exercisability of Option.  Pursuant to the terms of this Agreement, the Option shall be exercisable, notwithstanding any contrary provision or requirement contained in the Plan, for a period of ten years commencing on the Grant Date (the “Option Term”), provided that, the Optionee’s employment shall not be terminated for “Cause” (as such term is defined in the Employment Agreement); and further provided, that in the event that vesting of this Option shall be accelerated pursuant to Section 2.2 hereof, Optionee (or the legal representative of his estate) shall be entitled to exercise this Option, to the extent that it shall not have been exercised prior thereto, during the one year period ending on the date immediately preceding the first anniversary of the Termination Date or such shorter period as shall remain until the Expiration Dates
Section 3.2 Manner of Exercise.  The Option may be exercised, in whole or in part, by delivering written notice to the Corporation’s Secretary in such form as the Administrator may require from time to time; provided, however, that the Option may not be exercised at any one time as to fewer than ten shares (or such lesser number of shares as to which the Option is then exercisable).  Such notice shall specify the number of shares of Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price for such shares in accordance with this Section 3.2. The exercise shall be effective upon receipt by the Corporation’s Secretary of such written notice accompanied by the required payment.
Payment of the Exercise Price shall be made (a) in cash (or via certified or cashier’s check, or money order); (b) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the provisions of the next paragraph; or (c) by any combination of the foregoing.  In the Administrator’s sole and absolute discretion, the Administrator may authorize payment of the Exercise Price to be made, in whole or in part, by such other means as the Administrator may prescribe.  The Option may be exercised only in multiples of whole shares and no fractional shares shall be issued.
If the Stock is publicly traded on a national exchange, payment of the exercise price may be made, in whole or in part, subject to such limitations as the Administrator may determine, by delivery of a properly executed exercise notice, together with irrevocable instructions:  (i) to a brokerage firm approved by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.
Section 3.3  Issuance of Shares and Payment of Cash upon Exercise.  Upon exercise of the Option, in whole or in part, in accordance with the terms of this Agreement and upon payment of the Exercise Price for the shares of Stock as to which the Option is exercised, the Corporation shall issue to Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable Stock and shall deliver certificates therefor as soon as practicable thereafter.  The stock certificates for any shares of Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.
ARTICLE 4
TERMINATION OF OPTION
Section 4.1  Termination, In General.  The Option granted hereby shall terminate and be of no force or effect after the Expiration Date set forth in Section 1.1, unless terminated prior to such time as provided below.  For purposes of this Agreement, “Termination Date” shall mean, (a) the effective date of termination of Optionee’s employment with the Company, any successor entity thereto or any of the Corporation’s other subsidiaries, if such employment is terminated for “cause” pursuant to Section 9 of the Employment Agreement, without cause pursuant to Section 10 of the Employment Agreement, by Optionee pursuant to Section 11(a)(iii) of the Employment Agreement, as amended by the Amendment or by Optionee pursuant to Paragraph 7 of the Amendment; or (b) if Optionee’s employment with the Company, any successor entity thereto or any of the Corporation’s other subsidiaries is terminated due to his death or “Disability” (as such term is hereinafter defined), the earlier to occur of (i) the Expiration Date, or (ii) the first anniversary of (x) the date of the Optionee’s death or (y) the date upon which the Optionee shall receive written notice of the Administrator’s determination that Optionee is disabled (as the case may be).
Section 4.2  Termination of Employment for Cause.  In the event that the Optionee’s employment with the Company, any successor entity thereto or any of the Corporation’s other subsidiaries is terminated for “cause,” this Option shall terminate on the Termination Date with respect to all shares of Common Stock not purchased hereunder prior to such Termination Date.  For purposes of this Agreement, “cause” shall have the meaning attributed thereto by Section 9 of the Employment Agreement.
Section 4.3  Upon Optionee’s Death.  Unless the Option has earlier terminated for cause or due to the Optionee’s Disability, upon Optionee’s death, Optionee's executor, personal representative, or the person(s) to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, may exercise all or any part of the outstanding Option, provided such exercise occurs within one year after the date of Optionee’s death, but not later than the Expiration Date of the Option.  Unless sooner terminated, the Option shall terminate upon the expiration of such one yearperiod.
Section 4.4  Termination of Employment by Reason of Disability.  Unless the Option has earlier terminated for cause or due to the Optionee’s death, in the event that Optionee ceases, by reason of Disability, to be an employee of the Company, any successor entity thereto or any of the Corporation’s other subsidiaries, the outstanding Option may be exercised in whole or in part at any time within one year after the date of Optionee's termination of employment due to Disability, but not later than the Expiration Date of the Option.  Unless sooner terminated, the Option shall terminate upon the expiration of such one yearperiod.
For purposes of this Agreement, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s determination as to whether Optionee is Disabled shall be final and binding on all parties concerned.
Section 4.5  Leave of Absence.  For purposes of this Agreement, the Optionee's employment with the Company, any successor entity thereto or any of the Corporation’s other subsidiaries shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Administrator of 90 days or less.  In the event of a leave in excess of 90 days, the Optionee's employment shall be deemed to terminate on the 91st day of the leave unless the Optionee's right to re-employment with the Corporation or Affiliate remains guaranteed by statute or contract.
ARTICLE 5
ADJUSTMENTS; BUSINESS COMBINATIONS
Section 5.1  Adjustments for Events Affecting Common Stock.  In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.
Section 5.2  Pooling of Interests Transaction.  Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.
Section 5.3  Adjustments for Unusual Events.  The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.
Section 5.4  Binding Nature of Adjustments.  Adjustments under this Article 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional shares will be issued pursuant to this Option on account of any such adjustments.
ARTICLE 6
MISCELLANEOUS
Section 6.1  Non-Guarantee of Employment.  Nothing in the Plan or this Agreement shall alter the employment status of Optionee, nor be construed as a contract of employment between the Corporation, the Company, any successor entity thereto or any of the Corporation’s other subsidiaries, and Optionee, or as a contractual right of Optionee to continue in the employ of the Company, or as a limitation of the right of the Company, any successor entity thereto or any of the Corporation’s other subsidiaries to discharge Optionee at any time with or without cause or notice.
Section 6.2  No Rights of Stockholder.  Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him upon the due exercise of the Option.  No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.
Section 6.3  Non-Qualified Nature of Option.  This Agreement is intended to be an agreement concerning a stock option arrangement which does not qualify under section 422 of the Internal Revenue Code, and this Agreement shall be so construed.  Optionee acknowledges that, upon exercise of this Option, Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the shares over the Exercise Price and must comply with the provisions of Section 6.6 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.
Section 6.4  Confidential Information.  In consideration of the Option granted to the Optionee pursuant to this Agreement, Optionee agrees and covenants that, except as specifically authorized by the Corporation, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Corporation or any Affiliate which are now or which hereafter may become known to Optionee as a result of Optionee's employment by the Corporation, the Company, any successor entity thereto or any of the Corporation’s other subsidiaries, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, corporation or other entity, or use the same in any way other than in connection with the business of the Corporation or any Affiliate, at all times during and after Optionee's employment.
Section 6.5  The Corporation's Rights.  The existence of this Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Section 6.6  Withholding of Taxes.  The Corporation, the Company, any successor entity thereto or any of the Corporation’s other subsidiaries shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Optionee the amount of any foreign, federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the lapsing of any restriction with respect to any shares of Stock acquired on exercise of the Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law.  In lieu of such deduction, the Administrator may require Optionee to make a cash payment to the Corporation or an Affiliate equal to the amount required to be withheld.  If Optionee does not make such payment when requested, the Corporation may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.
Section 6.7  Optionee.  Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person.
Section 6.8  Nontransferability of Option.   The Option shall be nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of Optionee, the Option may be exercised only by Optionee or, during the period Optionee is under a legal disability, by Optionee’s guardian or legal representative.  Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
Section 6.9  Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Optionee at the address contained in the records of the Corporation, or addressed to the Administrator, care of the Corporation for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
Section 6.10  Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.
Section 6.11  Amendments.  This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.
Section 6.12  Conformity with Plan.  Except for the provisions of this Agreement that are contrary to the provsions of the Plan, (a) this Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference; and (b) any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is available upon request to the Administrator.
Section 6.13  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, other than the conflict of laws principles thereof.
Section 6.14  Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first above written.
                                                                        I.C. ISAACS & COMPANY, INC.
                                                                        By:      /s/ Peter J Rizzo
                                                                                Peter J. Rizzo, Chief Executive Officer
The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.
                                                                        OPTIONEE
                                                                             Jesse De La Rama

                                                                        Date:    August 1, 2005

CORPORATE SECRETARY
I.C. ISAACS & COMPANY, INC.
3840 BANK STREET
BALTIMORE, MARYLAND  21224

Gentlemen:
I hereby elect to exercise the Option dated August 1, 2005 concerning the grant made to me on February 10, 2005 by I.C. ISAACS & COMPANY, INC. (the “Company”), subject to all the terms and provisions of the Nonstatutory Stock Option Grant Agreement previously executed by me, and the I.C. ISAACS & COMPANY, INC. AMENDED AND RESTATED OMNIBUS STOCK PLAN.  Pursuant to this election, I wish to purchase ____________ shares of Common Stock of the Company at a price of $___________ per share.
Enclosed is payment for such shares in the amount of $_____________ in the form of:
£  Cash              £  Certified or Cashier’s Check          £  Money Order
£  Irrevocable Broker-Assisted Cashless Exercise Instructions
I understand that my election will be effective the date this election notice, together with the cash, check or other payment of the purchase price, is received by the Company as indicated below.
My address of record is:

And my Social Security Number is:

Date:________________________                ______________________________________
                                                                        (Optionee)
                                                                        Received by I.C. ISAACS & COMPANY, INC. on
                                                                        ___________________________, ______
                                                                        By:

                                                                        Title: